EXHIBIT 21.1

Subsidiaries of Spirit AeroSystems Holdings, Inc. — Delaware

Spirit AeroSystems, Inc. — Delaware

Spirit AeroSystems Finance, Inc. — Delaware

Subsidiaries of Spirit AeroSystems, Inc. — Delaware

Spirit AeroSystems International Holdings, Inc. — Delaware

Spirit AeroSystems Operations International, Inc. — Delaware

Spirit AeroSystems North Carolina, Inc. — North Carolina

Spirit Defense, Inc. — Delaware

Subsidiaries of Spirit AeroSystems International Holdings, Inc.

Spirit AeroSystems (Europe) Limited — United Kingdom

Spirit AeroSystems Malaysia Sdn Bhd — Malaysia

Spirit AeroSystems Singapore Pte. Ltd. — Singapore

Spirit AeroSystems Global Investments, CV — Netherlands

Spirit AeroSystems Investco, LLC — Delaware

Spirit AeroSystems Canada, Ltd. — Canada

Subsidiaries of Spirit AeroSystems Global Investments, CV — Netherlands

Spirit AeroSystems France SARL — France

Spirit AeroSystems Global Investments Cooperatief U.A. — Netherlands

Spirit AeroSystems Global Investments B.V. — Netherlands